GVHR: The Human Capital Management Solution of Choice

Safe Harbor Statement Gevity HR, Inc. fully complies with Regulation Fair Disclosure guidelines. Naturally, whenever we make any forward-looking statement, there is always a degree of uncertainty and risk because actual results may differ materially from those we anticipate, project or expect. In this regard, we cannot make any representation or warranty regarding any forward-looking statement. We encourage you to review the Company's filings with the Securities and Exchange Commission. These filings contain more detail and additional information regarding factors that could cause materially different results, both positive or negative, from those that we may anticipate in any forward looking statement.

EPS Growth 1998 1999 2000 2001 2002 2003 (est.) Earnings Per Share (diluted) 0.97 0.97 0.03 -0.76 0.22 0.6

Outsourcing...It makes sense! Businesses are universally recognizing people as the single most important resource in their endeavors to create value. Sharing in Gevity's expertise, know-how, and technology, specifically designed to leverage human capital, uniquely supports this effort and enhances the ability of business leaders to focus on their core competencies.

Human Capital Management Outsourcing: An Outstanding Growth Opportunity Outsourcing demand is growing rapidly and the human capital management sector is at the forefront Small business challenges Higher returns from effective HR practices Outsourcing is economical

Pricing Opportunity *Source: HR Management and healthcare based on the Saratoga Institute year 2000 human capital benchmarking report for companies with 1 to 500 employees. Other costs based on internal estimates. Average Administration Costs* GVHR HR Management 1605 0 Healthcare 315 0 401(k) Management 430 0 Workers' Compensation 77 0 Payroll Processing 150 0 GVHR Current Price 1000

Gevity's Complete Solution We create, deliver and manage client-specific human resource solutions for businesses. Our services help clients: Find the right people Develop and manage their people Retain the best employees Manage the paperwork Protect their business

Find Recruiting process best practices Job description development New hire salary information Recruitment advertising Interview guidelines and assistance Candidate assessment Resume screening Pre-employment assessment Background screening Drug screening New hire forms

Develop and Manage Employee development best practices Employee information management Employee skills assessment Performance management solutions Development and training Employee orientation programs Gevity HR eLearning HR video library Custom employee development programs

Retain Health benefits (medical, dental and vision) Retirement plans - 401(k) and IRAs Welfare benefits (voluntary life insurance, AD&D, ST and LT disability) Flexible spending accounts Employee assistance program Employee retention best practices Employee discounts Reward and recognition programs

Manage the Paperwork 401(k) plan administration Section 125, FMLA and COBRA administration Time and attendance systems Payroll processing, tax filing and administration W-2 preparation Unemployment administration and claims processing Claims processing - health, disability, and workers' compensation Benefits annual enrollment

Protect HR policies forms and best practices Regulatory compliance Wage and Hour guidance Employee progressive discipline process Employee termination guidelines Employee exit interview guidelines and forms Workers' compensation insurance Safety services Re-employment toolkit

Client Billing Analysis ~ 2002 (in millions) Salary,Wages and related payroll taxes SUTA Fees Medical Plan Fees Workers' Comp Fees Administrative Fees Net Revenue Pass thru $90 $96 $9 $180 $3,029 $375 $3,029 $3,404

EBITDA Analysis ~ 2002 (in millions) SUTA Fees/Other (Tax Payments/Other) Medical Plan Fees (Claims Settlement) (Premiums and Expenses) Workers' Comp Fees (Claims Settlement) (Premiums and Expenses) (Balance Sheet Reserve) Administrative Fees (Operating Expenses) $13 $8 ($10) $2 EBITDA $13

Margin Composition Admin Fees Insurance and SUTA Related Fees Margin 0.95 0.05 Over 95% of Gevity's gross margin is earned from providing HR outsourcing services.

Gevity Service and Capacity Client Employees Current Usage 99000 Capacity 150000 1-on-1 client relationships Operating leverage Expansion of solution suite

Valued Partners F R O N T E N A C C O M P A N Y

Profitable Growth Revenue generation Existing clients New client acquisition Market expansion Acquisitions

Priorities Sales production Capacity utilization Product enhancement Medical Options AIG services Risk reduction (redeploy capital)

2003 Outlook Further substantial profitability increase Production acceleration Expansion

Stock Performance 2001 2002 YTD 2003 GVHR Stock Price 2.54 4.05 7.3